UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 25, 2020, Meredith Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) relating to the sale by the Company of $300.0 million aggregate principal amount of 6.50% Senior Secured Notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Company expects the offering to close on or about June 29, 2020, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the offering of the Notes, together with the net proceeds from incremental term loans and cash on hand, to (i) promptly redeem all of its outstanding Series A preferred stock and (ii) pay fees and expenses incurred in connection with the foregoing.

The Notes will be general secured obligations of the Company, secured by a first-priority security interest on an equal and ratable basis with all existing liens securing the obligations under its senior secured credit facility, which consists of a term loan facility and revolving credit facility (together, the “Senior Credit Facilities”) in all assets and properties of the Company and its subsidiaries that secure the Senior Credit Facilities. Such security interest will be subject to an intercreditor agreement, to be dated as of the issue date of the Notes, by and among U.S Bank National Association, as the Collateral Agent and the Trustee on behalf of itself and on behalf of the holders of the Notes under the indenture, and the administrative agent under the Senior Credit Facilities, on its own behalf and on behalf of the secured parties it represents. The Notes will be general secured obligations of the Company and will (i) rank pari passu in right of payment with all existing and future senior indebtedness (including the Senior Credit Facilities and the Company’s 6.875% Senior Notes due 2026 (the “2026 Senior Notes”) and all other obligations (other than subordinated indebtedness) of the Company, (ii) rank effectively senior to any existing and future unsecured indebtedness of the Company (including the 2026 Senior Notes) to the extent of the value of the collateral securing the Notes (subject to any obligations secured by pari passu liens, including the Senior Credit Facilities), (iii) be senior in right of payment to any existing and future subordinated indebtedness of the Company, (iv) rank effectively junior to all obligations of the Company, if any, secured by liens on assets that are not pledged to secure the Notes, to the extent of the value of such assets, (v) rank effectively junior to all obligations of the Company, that are secured by liens having priority over the liens securing the Notes, to the extent of the value of the collateral securing such obligations and (vi) be structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other obligations of each of the Company’s subsidiaries that is not a guarantor.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a general senior secured basis by each of the Company’s subsidiaries that guarantee the Company’s obligations under the Senior Credit Facilities. The guarantees will be the secured first lien obligations of the guarantors and will (i) rank pari passu in right of payment with all existing and future senior indebtedness (including such guarantor’s guarantee of the Senior Credit Facilities and the 2026 Senior Notes) and all other obligations (other than subordinated indebtedness) of such guarantor, (ii) rank effectively senior to any existing and future unsecured indebtedness of such guarantor (including the 2026 Senior Notes) to the extent of the value of the collateral securing the Notes (subject to any obligations secured by pari passu liens, including the Senior Credit Facilities), (iii) be senior in right of payment to any existing and future subordinated indebtedness of such guarantor, (iv) rank effectively junior to all obligations of the guarantors, if any, secured by liens on assets that are not pledged to secure such guarantors’ guarantees of the Notes, to the extent of the value of such assets, (v) rank effectively junior to all obligations of the guarantors, if any, that are secured by liens having priority over the liens securing such guarantors’ guarantees of the Notes, to the extent of the value of the collateral securing such obligations and (vi) be structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other obligations of the subsidiaries of such guarantor that do not guarantee the Notes.

The Notes will accrue interest at an annual rate of 6.50% payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2021. The Notes will mature on July 1, 2025, unless earlier exchanged, repurchased or redeemed.

Except as described below, the Notes may not be redeemed before July 1, 2022. Thereafter, some or all of the Notes may be redeemed at any time at specified redemption prices, plus accrued and unpaid interest to the redemption date. At any time prior to July 1, 2022, some or all of the Notes may be redeemed at a price equal to 100% of the aggregate principal amount thereof, plus a make-whole premium and accrued and unpaid interest to the redemption date. Also prior to July 1, 2022, up to 40% of the aggregate principal amount of the Notes may be redeemed at a redemption price of 106.50% of the aggregate principal amount thereof, plus accrued and unpaid interest, with the net proceeds of certain equity offerings.

If the Company undergoes a change of control, the noteholders will have the right to require it to make an offer to repurchase all or any part of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the repurchase date. If the Company or certain of its subsidiaries engage in certain asset sales, the Company will be required under certain circumstances to make an offer to purchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

On June 25, 2020 the Company issued a press release announcing the pricing of the offering. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K (this “Report”) does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Forward Looking Statements

This Report contains certain “forward-looking statements” that are subject to risks and uncertainties as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this Report that are forward-looking include, but are not limited to, statements concerning the anticipated use of the net proceeds from the Notes and incremental loans and expected timing of closing of those transactions and of redemption of the Series A preferred stock. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions.

Factors that could adversely affect future results include, but are not limited to, market conditions, including the availability of debt capital and the terms upon which such debt can be secured, if at all, the impact of the COVID-19 pandemic on the Company, its customers and its suppliers; downturns in global, national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; the risks associated with the Company’s acquisition of Time Inc., including the Company’s ability to comply with the terms of its debt and equity financings; and the risk factors contained in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as the risk factors set forth in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2020, all of which are available on the SEC’s website at www.sec.gov, and the Company’s other filings with the SEC. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated June 25, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer

Date: June 26, 2020